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                                                                   EXHIBIT 10.02


                       FIRST AMENDMENT TO CREDIT AGREEMENT

   This first amendment (this "Amendment") dated as of December 30, 2004 is to the Credit Agreement dated as of November 19, 2003 (the "Credit Agreement") between Blue River Bancshares, Inc., an Indiana corporation (the "Borrower") and Union Federal Bank of Indianapolis (the "Lender"). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as defined therein.

   WHEREAS, the parties hereto have entered into the Credit Agreement pursuant to which Lender made a Term Loan to the Borrower; and

   WHEREAS, the parties hereto desire to amend the Credit Agreement as provided hereby;

   NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

         SECTION 1. AMENDMENTS. Effective on the date of the effectiveness of this Amendment pursuant to Section 3 below, the Credit Agreement shall be amended as set forth in this Section 1.

         1.1. Amendments to Definitions. The definition of "Term Debt Service Coverage Ratio" in Section 1.01(bbb) is amended in its entirety to read as follows:

         (bbb) the term "Term Debt Service Coverage Ratio" means as of any date of determination for any period, the relationship, expressed as a numerical ratio, between:

               (1) the Consolidated Net Earnings of the Borrower for a period of four fiscal quarters (excluding from the calculation of Consolidated Net Earning for this purpose any merger related expenses relating to the merger of Borrower and Heartland Bancshares) plus interest expense on the Term Loan for such period, and

               (2) the sum of (A) interest expenses on the Term Loan for such period, plus (B) scheduled principal payments on the Term Loan during such period.

         1.2. Amendments to Section 7.01. Section 7.01(f) of the Credit Agreement is amended in its entirety to read as follows:

         (f) Cause UBC to maintain a Non-Performing Loan Ratio as of each fiscal quarter end of not more than (i) 20% through and including December 31, 2004 and (ii) 10% at March 31, 2005 and thereafter.

         SECTION 2. REPRESENTATIONS AND WARRANTIES. In order to induce the Lender to enter into this Amendment, the Borrower represents and warrants to the Lender (a) as to the matters set forth in Section 4.02 of the Credit Agreement, as if the representations and warranties set forth therein were made on the date hereof, (b) that the execution and delivery by


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the Borrower of this Amendment, and the performance by the Borrower of its obligations under the Credit Agreement as amended by this Amendment (the "Amended Credit Agreement"), (i) are within the powers of the Borrower, (ii) have been duly authorized by proper organizational actions and proceedings, and such approvals have not been rescinded and no other actions or proceedings on the part of the Borrower are necessary to consummate such transaction, (iii) do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority, or if not made, obtained or given individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and (iv) do not and will not conflict with any applicable laws or contracts or agreements to which the Borrower is a party, except such that could not reasonably be expected to have a Material Adverse Effect, or with the articles of incorporation and by-laws of the Borrower, and (c) that the Amended Credit Agreement is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, or similar laws affecting the enforcement of creditors' rights generally).

         SECTION 3. EFFECTIVENESS. The amendments set forth in Section 1 above shall become effective on the date when the Lender shall have received the following, all in a form satisfactory to Lender:

         3.1. Amendment. Counterparts of this Amendment signed by the Borrower and the Lender.

         3.2. Corporate Documents. A certificate of the Secretary or an Assistant Secretary of the Borrower as to (a) corporate action of such entity authorizing the execution and delivery of this Amendment and the other documents contemplated hereby to which such entity is a party, (b) the incumbency and signatures of the officers of such entity which are to sign the documents referenced in clause (a) above, and (c) a certificate of existence certificate issued by the Indiana Secretary of State with respect to the Borrower.

         3.3. Other Documents. Such other documents as the Lender shall reasonably request.

         SECTION 4. MISCELLANEOUS.

         4.1. Continuing Effectiveness, etc. The Amended Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the effectiveness hereof, all references in the Credit Agreement and each other Loan Document to the "Credit Agreement" or similar terms shall refer to the Amended Credit Agreement.

         4.2. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

         4.3. Expenses. The Borrower agrees to pay the reasonable costs and expenses of the Lender (including reasonable attorneys' fees and charges) in connection with the negotiation, preparation, execution and delivery of this Amendment and the other documents contemplated hereby.

         4.4. Governing Law. This Amendment shall be a contract made under and governed by the internal laws of the State of Indiana.


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         4.5. Successors and Assigns. This Amendment shall be binding upon the
Borrower, the Lender and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Lender and their respective successors and assigns, as permitted by the provisions of the Amended Credit Agreement.

                      [signature pages immediately follow]


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   Executed and delivered as of the day and year first above written.


                            BLUE RIVER BANCSHARES, INC.
                             as the Borrower



                            By: /s/ Russell Breeden, III
                               ----------------------------------
                            Name: Russell Breeden, III
                            Title: Chairman - C.E.O.


                            Address:  29 E. Washington Street
                                      Shelbyville, IN  46176

                            Attention:       Russell Breeden, III
                            Telephone No.:   (317) 681-1233
                            Facsimile No.:   (317) 392-6208


                            UNION FEDERAL BANK OF INDIANAPOLIS
                              as Lender


                            By: /s/ Bruce Hostetler
                               ---------------------------------
                            Name: Bruce Hostetler
                            Title: Vice President

                            Address: 45 N. Pennsylvania Street, Suite 600 Indianapolis, IN 46204

                            Attention:       Bruce Hostetler
                            Telephone No.:   (317) 761-7595
                            Facsimile No.:   (317) 761-4024